As filed with the Securities and Exchange Commission on January 10, 2003

                                                    Registration No. 333-58122

   ________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                 _____________

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      To
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 _____________

                               NTL INCORPORATED
            (Exact name of registrant as specified in its charter)

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
             Delaware                                   4899                             13-4105887
  (State of other jurisdiction of           (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or organization)             Classification Code Number)           Identification Number)


                             110 EAST 59TH STREET
                           NEW YORK, NEW YORK 10022
                                (212) 906-8440
         (Address and telephone number of principal executive offices)

                              NTL SHARESAVE PLAN
                           (Full title of the plan)

                                     COPIES TO:

    RICHARD J. LUBASCH, ESQ.               THOMAS H. KENNEDY, ESQ.               ADRIAN J. S. DEITZ
EXECUTIVE VICE PRESIDENT, GENERAL           SKADDEN, ARPS, SLATE,               SKADDEN, ARPS, SLATE,
      COUNSEL AND SECRETARY                  MEAGHER & FLOM LLP                  MEAGHER & FLOM LLP
        NTL INCORPORATED                      FOUR TIMES SQUARE                   ONE CANADA SQUARE
      110 EAST 59TH STREET                NEW YORK, NEW YORK 10036                  CANARY WHARF
    NEW YORK, NEW YORK 10022                   (212) 735-3000                      LONDON  E14 5DS
         (212) 906-8440                                                                ENGLAND
                                                                                  +44 20 7519-7000

                    (Name, address, including zip code, and telephone number,
                            including area code, of agent for service)
                                          _____________
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                         DEREGISTRATION OF SECURITIES

         This post-effective amendment No. 1 to the registration statement on Form S-8 (File No. 333-58122) (the "Registration Statement") is being filed to deregister certain shares of common stock of NTL Incorporated, a Delaware corporation, that were issuable upon exercise of stock options issued pursuant to the NTL Sharesave Plan (the "Sharesave Plan").

         On April 2, 2001, NTL Incorporated, a Delaware corporation, filed the Registration Statement for purposes of registering 1,787,705 shares of the Registrant's common stock, par value $0.01 per share (the "Sharesave Shares"), issuable upon exercise of stock options issued under the Sharesave Plan.

         On May 8, 2002, NTL Incorporated and certain subsidiaries filed a voluntary petition for a pre-arranged joint reorganization plan under Chapter 11 of the U.S. Bankruptcy Code. On July 15, 2002, NTL Incorporated filed an amended disclosure statement and a second amended joint reorganization plan with the Bankruptcy Court (the "Plan"). On September 5, 2002, following further modifications, the Bankruptcy Court entered an order confirming the Plan, pursuant to which all of NTL Incorporated's common stock and outstanding options to purchase NTL Incorporated's common stock, would be cancelled on the effective date of the Plan. Accordingly, this Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister, as of the date hereof, all of the Sharesave Shares that remain unissued under the Registration Statement.


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on January 10, 2003.

                                             NTL INCORPORATED


                                             By:    /s/ RICHARD J. LUBASCH
                                               ...............................
                                               Richard J. Lubasch
                                               Executive Vice President -
                                               General Counsel and Secretary


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

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Signature                                             Title                                            Date
---------                                             -----                                            ----

/s/ GEORGE S. BLUMENTHAL*                             Chairman of the Board, and                       January 10, 2003
------------------------------                        Treasurer and Director
George S. Blumenthal


/s/ BARCLAY KNAPP*                                    President, Chief Executive
------------------------------                        Officer and Director                             January 10, 2003
Barclay Knapp


/s/ JOHN F. GREGG*                                    Senior Vice President, Chief
------------------------------                        Financial Officer                                January 10, 2003
John F. Gregg


/s/ GREGG N. GORELICK*                                Vice President - Controller                      January 10, 2003
------------------------------
Gregg N. Gorelick


/s/ ROBERT T. GOAD*                                   Director                                         January 10, 2003
------------------------------
Robert T. Goad


/s/ BERNARD P. IZERABLE*                              Director                                         January 10, 2003
------------------------------
Bernard P. Izerable


/s/ ALAN J. PATRICOF*                                 Director                                         January 10, 2003
------------------------------
Alan J. Patricof


/s/ WARREN POTASH*                                    Director                                         January 10, 2003
------------------------------
Warren Potash


/s/ JEAN-LOUIS VINCIGUERRA*                           Director                                         January 10, 2003
------------------------------
Jean-Louis Vinciguerra


/s/ MICHAEL S. WILLNER*                               Director                                         January 10, 2003
------------------------------
Michael S. Willner


                                                      Director
------------------------------
Eric Bouvier


*  By:     /s/ RICHARD J. LUBASCH
          ----------------------------
          Richard J. Lubasch
          Attorney-in-Fact

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